UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2013

NET TALK.COM, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-53668	20-4830633
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1080 NW 163rd Drive, Miami Gardens, Florida 33169

(Address of principal executive offices) (Zip code)

(305) 621-1200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2) (b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a)	Previous independent registered public accounting firm

On September 23, 2013 (the "Dismissal Date"), Nettalk.Com Inc. (the "Company") dismissed, its independent certifying accountant. The Company's Board of Directors approved the dismissal on September 23, 2013. There were no disputes or disagreements between Thomas, Howell, Ferguson, CPA's and the Company during the previous fiscal year. Except for the provision  of  a  "Going  Concern"  opinion,  the  reports  of  Thomas, Howell, Ferguson,  CPA's  on  the Company's financial statements for the year ended December 31, 2012 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified, or modified as to audit scope or accounting principle.

During the year ended December 31, 2012 and through the Dismissal Date, the Company has not had any disagreements with Thomas, Howell, Ferguson, CPA's on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

During the year ended December 31, 2012 and through the Dismissal Date, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Thomas, Howell, Ferguson, CPA's with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission ("SEC") and requested that Thomas, Howell, Ferguson, CPA's furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree, a copy of which is filed as Exhibit 16.1 herewith.

The Company’s financial statements for December 31, 2011 were audited by Meeks International, Inc. The Company previously filed on September 10, 2012 a disclosure on its Current Report on Form 8-K concerning the change in auditor from Meek International, Inc. to Thomas, Howell, Ferguson, CPA's.

New independent registered public accounting firm

On September 23, 2013, the Company engaged Zachary Salum Auditors P.A., as its independent registered public accounting firm, to audit the Company's financial statements. The decision to engage Zachary Salum Auditors P.A was approved by the Company's Board of Directors at a Board meeting called for such purpose.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibit is filed herewith:

Exhibit	Description

16.1	Letter of Thomas, Howell, Ferguson, CPA's as of September 23, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Net Talk.com, Inc.

By:	/s/ Anastasios Kyriakides
Name: Title: Dated:	Anastasios Kyriakides Chief Executive Officer September 23, 2013